AMENDMENT TO THE
ETF SERIES SOLUTIONS CUSTODY AGREEMENT

THIS AMENDMENT, dated as of the 27th day of April, 2017, to the Custody Agreement, dated as of May 16, 2012, as amended (the “Agreement”), is entered into by and between ETF SERIES SOLUTIONS, a Delaware statutory trust (the “Trust”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add funds and fees; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement and add the following series of ETF Series Solutions:

Exhibit S, the ClearShares OCIO ETF, is hereby added and attached hereto.

This amendment will become effective upon the commencement of operations of the ClearShares OCIO ETF.  Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ETF SERIES SOLUTIONS	U.S. BANK, N.A.

By: /s/ Michael D. Barolsky	By: /s/ Michael L. Ceccato

Name: Michael D. Barolsky	Name: Michael L. Ceccato
Title: Vice President and Secretary	Title: Vice President

Exhibit S to the ETF Series Solutions Custody Agreement

Base Fee for Domestic Custody Services
The following reflects the greater of the basis point fee or annual minimum1 for ClearShares LLC advised series of ETF Series Solutions.2

Annual Minimum per Fund	Basis Points on Trust AUM
Funds 1-10 $[ ]	First $[ ] [ ] bp
Funds 11-20 $[ ]	Next $[ ] [ ] bp
Funds 21+ $[ ]	Balance [ ] bp

See APPENDIX C for Services and Associate Fees in addition to Base Fee
See APPENDIX D for Global Sub-Custodial Services & Safekeeping Services in addition to the Base Fee

1 Each fund, regardless of asset size, will have fees allocated to it equal to the per fund minimum. Should the complex level basis point fee calculation exceed the complex level minimum fee level calculation, the fees in excess of the minimum will be allocated to each fund based on percent on AUM.

2 Subject to annual CPI increase - All Urban Consumers - U.S. City Average. Fees are calculated pro rata and billed monthly

APPENDIX C
Domestic Custody Services in addition to the Base Fee1
Portfolio Transaction Fees2
▪	$[ ] – Book entry DTC transaction, Federal Reserve transaction, principal paydown
▪	$[ ] – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
▪	$[ ] – Option/SWAPS/future contract written, exercised or expired
▪	$[ ] – Mutual fund trade, Margin Variation Wire and outbound Fed wire
▪	$[ ] – Physical security transaction
▪	$[ ] – Check disbursement (waived if U.S. Bancorp is Administrator)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

Miscellaneous Expenses
Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges and extraordinary expenses based upon complexity.

Additional Services
▪	Additional fees apply for global servicing.
▪	$[ ] per Sub Advisor or Segregated custody account per year
▪	No charge for the initial conversion free receipt.
▪	Overdrafts – charged to the account at prime interest rate plus [ ] unless a line of credit is in place.

1 Fees are calculated pro rata and billed monthly

2 “Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process.  Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.

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APPENDIX D
Additional Global Sub-Custodial Services Annual Fee Schedule
Base Fee
A monthly fee per ETF (fund) will apply based on the below-
▪	foreign securities: $[ ]
▪
Euroclear – Eurobonds only.  Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge.  In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.

▪	For all other markets specified above, surcharges may apply if a security is held outside of the local market.
Plus:
Global Custody Transaction Fees1
Global Custody transaction fees associate with Sponsor Trades2. (See schedule below)
▪	A transaction is defined as any purchase/sale, free receipt / free delivery, maturity, tender or exchange of a security.
Global Safekeeping and Transaction Fees
(See schedule below)
Tax Reclamation Services
Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $[  ] per claim.

Miscellaneous Expenses
▪
Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

▪
A surcharge may be added to certain Miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses.  Also, certain expenses are charged at a predetermined flat rate.

▪	SWIFT reporting and message fees.

1 Fees are calculated pro rata and billed monthly

2“Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process.  Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.”

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Additional Global Sub-Custodial Services Annual Fee Schedule

COUNTRY	INSTRUMENT	SAFEKEEPING (BPS)	TRANSACTION FEE	COUNTRY	INSTRUMENT	SAFEKEEPING (BPS)	TRANSACTION FEE
Argentina	All	[---]	$__	Luxembourg	All	[---]	$__
Australia	All	[---]	$__	Malaysia	All	[---]	$__
Austria	All	[---]	$__	Mali	All	[---]	$___
Bahrain	All	[---]	$__	Malta	All	[---]	$__
Bangladesh	All	[---]	$__	Mauritius	All	[---]	$__
Belgium	All	[---]	$__	Mexico	All	[---]	$__
Benin	All	[---]	$__	Morocco	All	[---]	$__
Bermuda	All	[---]	$__	Namibia	All	[---]	$__
Botswana	All	[---]	$__	Netherlands	All	[---]	$__
Brazil	All	[---]	$__	New Zealand	All	[---]	$__
Bulgaria	All	[---]	$__	Niger	All	[---]	$__
Burkina Faso	All	[---]	$__	Nigeria	All	[---]	$__
Canada	All	[---]	$__	Norway	All	[---]	$__
Cayman Islands*	All	[---]	$__	Oman	All	[---]	$__
Channel Islands*	All	[---]	$__	Pakistan	All	[---]	$__
Chile	All	[---]	$__	Peru	All	[---]	$__
China“A” Shares	All	[---]	$__	Philippines	All	[---]	$__
China “B” Shares	All	[---]	$__	Poland	All	[---]	$__
Columbia	All	[---]	$__	Portugal	All	[---]	$__
Costa Rica	All	[---]	$__	Qatar	All	[---]	$__
Croatia	All	[---]	$__	Romania	All	[---]	$__
Czech Republic	All	[---]	$__	Russia	Equities	[---]	$__
Denmark	All	[---]	$__	Russia	MINFINs	[---]	$__
Ecuador	All	[---]	$__	Senegal	All	[---]	$__
Egypt	All	[---]	$__	Singapore	All	[---]	$__
Estonia	All	[---]	$__	Slovak Republic	All	[---]	$__
Euromarkets**	All	[---]	$__	Slovenia	All	[---]	$__
Finland	All	[---]	$__	South Africa	All	[---]	$__
France	All	[---]	$__	South Korea	All	[---]	$__
Germany	All	[---]	$__	Spain	All	[---]	$__
Ghana	All	[---]	$__	Sri Lanka	All	[---]	$__
Greece	All	[---]	$__	Swaziland	All	[---]	$__
Guinea Bissau	All	[---]	$__	Sweden	All	[---]	$__
Hong Kong	All	[---]	$__	Switzerland	All	[---]	$__
Hungary	All	[---]	$__	Taiwan	All	[---]	$__
Iceland	All	[---]	$__	Thailand	All	[---]	$__
India	All	[---]	$__	Togo	All	[---]	$__
Indonesia	All	[---]	$__	Tunisia	All	[---]	$__
Ireland	All	[---]	$__	Turkey	All	[---]	$__
Israel	All	[---]	$__	UAE	All	[---]	$__
Italy	All	[---]	$__	United Kingdom	All	[---]	$__
Ivory Coast	All	[---]	$__	Ukraine	All	[---]	$__
Japan	All	[---]	$__	Uruguay	All	[---]	$__
Jordan	All	[---]	$__	Venezuela	All	[---]	$__
Kazakhstan	All	[---]	$__	Zambia	All	[---]	$__
Kenya	All	[---]	$__	Zimbabwe	All	[---]	$__
Latvia	Equities	[---]	$__
Latvia	Bonds	[---]	$__
Lebanon	All	[---]	$__
Lithuania	All	[---]	$__

*Safekeeping and transaction fees are assessed on security and currency transactions.

Advisor’s Signature below acknowledges approval of the four (4) pages of fee schedules on this Exhibit S.

ClearShares LLC

By: /s/ Tom Deegan

Printed Name: Tom Deegan

Title: Principal Date: 5/12/17

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